UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22433 (Commission File Number)	75-2692967 (IRS Employer Identification No.)
6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (512) 427-3300

Item 1.01 Entry into a Material Definitive Agreement
On November 17, 2005, the Registrant entered into an Underwriting Agreement with Raymond James & Associates, Inc. and RBC Capital Markets Corporation, on behalf of themselves and several underwriters, to issue and sell 7,500,000 shares of common stock to the public at a price of $12.00 per share.
Item 7.01. Regulation FD Disclosure
Registrant is furnishing its press release dated November 18, 2005 announcing the sale of 7,500,000 shares of common stock to the public at a price of $12.00 per share.. The text of the press release is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibit 99.1 Underwriting Agreement dated November 17, 2005

Exhibit 99.2 Press release dated November 18, 2005.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: November 18, 2005	By:	/s/ Eugene B. Shepherd, Jr
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1*	Underwriting Agreement
99.2*	Press Release dated November 18, 2005